Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 9 to the Registration Statement on Form F-4/A and the related Prospectus of SciSparc Ltd. and to the use of our report dated April 24, 2025 (except for Note 1(d), as to which the date is July 8, 2025), with respect to the consolidated financial statements of SciSparc Ltd. included therein.

/s/ Kost Forer Gabbay & Kasierer
July 8, 2025
Tel-Aviv, Israel	Member firm of EY Global